CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-77286 and 333-31217) of Aphton Corporation of our report dated April 29, 1999 relating to the financial statements which appears in this Form 10-K.


                                           PricewaterhouseCoopers LLP

Honolulu, Hawaii
April 30, 1999